CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A
(the "Registration Statement') of our
reports dated February 12, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Reports to Shareholders of The
Berwyn Fund, Inc. and Berwyn Income Fund,
Inc. (Subsequently reorganized as Berwyn Fund and




PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, PA
also consent to the references to us
under the headings "Financial Statements" and "General Information - Independent
Accountants" in the Statements of Additional Information.




PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, PA
April 19, 1999